Exhibit 99.1

Quest Diagnostics to Acquire LifeLabs from OMERS,
Enhancing Diagnostic Services for Canadians

Secaucus, NJ and Toronto, Canada — July 3, 2024— Quest Diagnostics (NYSE: DGX), a leading provider of diagnostic information services, today announced a definitive agreement with OMERS to acquire LifeLabs, a trusted provider of community laboratory tests for millions of Canadians, for a value of approximately CAN $1.35 billion (approximately USD $985 million), including net debt.

“Quest has supported laboratories, hospitals and academic centres in Canada with specialized testing services for over two decades, including during the COVID-19 pandemic,” said Jim Davis, Chairman, CEO and President, Quest Diagnostics. “This transaction is predicated on our strong belief that we can help LifeLabs accelerate growth and improve healthcare. We are committed to working with the LifeLabs team to ensure service continuity and enhance access and innovation to meet the needs of Canada’s growing and aging population.”

LifeLabs will retain its brand, Canadian headquarters, and management after the acquisition is closed. Quest will provide LifeLabs with new expertise, innovations and resources to strengthen the services provided by LifeLabs’ more than 6,500 employees. This will include improved online appointment scheduling and faster patient service centre processing. Quest also expects to help accelerate LifeLabs’ data security enhancements while ensuring Canadian patients’ health data remains in Canada.

“OMERS is proud to have supported LifeLabs’ growth over the last 17 years. Our purchase in 2007 and subsequent investments have helped LifeLabs grow into a great Canadian success story,” said Michael Hill, Executive Vice President and Global Head of Infrastructure of OMERS. “Quest is uniquely equipped to expand the service offering at LifeLabs, bringing new innovations to this market while extending access for patients in Canada.”

Quest has recently introduced several new tests requiring specialized skills, science, and technology, including in Alzheimer’s disease, women’s health (particularly prenatal and hereditary genetics), oncology and advanced cardiometabolic health.

“Quest is the right partner to build on the strengths of LifeLabs and align with our strategic path, which focuses on enhancing the accessibility and quality of services that we provide to millions of Canadians,” said Charles Brown, President and CEO, LifeLabs. “We know and respect Quest, as we share similar cultures and values and a productive test-reference relationship. Together, we’ll grow LifeLabs and provide more Canadians with access to the advanced diagnostics they rely on, closer to home. We sincerely thank OMERS for its investment, leadership, and valued collaboration over 17 years.”

The two companies already have an established relationship. Over the past five years, LifeLabs has participated in the Quest-led Global Diagnostic Network, which connects 12 of the leading diagnostic testing labs globally to broaden testing access and share expertise. LifeLabs and Quest also have a reference relationship through which Quest provides access to select advanced diagnostic tests.

Transaction Details

Quest will acquire 100% of the equity of LifeLabs and expects to fund the acquisition through cash on hand and debt. The company expects the transaction to generate approximately CAN $970 million (approximately USD $710 million) in annual revenues and to be slightly dilutive to GAAP earnings per share (EPS), due primarily to amortization of intangibles and other items, but accretive to adjusted EPS in the first 12 months after closing.

The transaction meets all of Quest’s criteria on growth, profitability and returns. The parties expect to complete the transaction by the end of the year, subject to certain customary closing conditions and approvals, including Canadian regulatory approvals. Additional terms were not disclosed.

Advisors

McCarthy Tétrault LLP served as legal advisor to Quest Diagnostics. Blake, Cassels & Graydon LLP served as legal advisor to OMERS. Evercore and CIBC Capital Markets served as financial advisors to OMERS.

About LifeLabs

LifeLabs is Canada’s leading provider of laboratory diagnostic information and digital health connectivity systems, enabling patients and healthcare practitioners to diagnose, treat, monitor and prevent disease. We are a committed innovator in supporting Canadians to live healthier lives, operating Canada’s first commercial genetics lab, and the country’s largest online patient portal, with more than 8 million Canadians receiving their results online. LifeLabs has been named one of Canada’s Best Employers (2021, 2022 and 2023) and Best Employers for Diversity (2022 and 2023) by Forbes and recognized for having an award-winning Mental Health Program from Benefits Canada. Learn more at lifelabs.com.

About OMERS

OMERS is a jointly sponsored, defined benefit pension plan, with 1,000 participating employers ranging from large cities to local agencies, and over 600,000 active, deferred and retired members. Our members include union and non-union employees of municipalities, school boards, local boards, transit systems, electrical utilities, emergency services and children’s aid societies across Ontario. OMERS teams work in Toronto, London, New York, Amsterdam, Luxembourg, Singapore, Sydney and other major cities across North America and Europe – serving members and employers, and originating and managing a diversified portfolio of high-quality investments in bonds, public and private credit, public and private equities, infrastructure and real estate.

About Quest Diagnostics

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. We provide diagnostic insights from the results of our laboratory testing to empower people, physicians and organizations to take action to improve health outcomes. Our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. www.QuestDiagnostics.com.

Note on Non-GAAP Financial Measures

In this press release, we (Quest Diagnostics or the Company) present financial information with respect to our projected adjusted EPS following the expected acquisition of LifeLabs. Projected adjusted EPS is a non-GAAP financial measure, with projected diluted EPS as its most comparable GAAP financial measure. In calculating projected adjusted EPS we exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits (“ETB”) associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, and other items from projected diluted EPS.

Projected adjusted EPS should not be considered as an alternative to projected diluted EPS. Management is presenting projected adjusted EPS because it believes it is useful to investors and analysts to evaluate the impact of the expected acquisition of LifeLabs. The Company believes that a quantitative reconciliation of projected adjusted EPS to projected diluted EPS cannot be presented at this time without unreasonable efforts due to the unpredictability and uncertainty of the amounts and timing of events affecting the items we exclude from projected diluted EPS, including acquisition-related transaction and integration costs, the purchase price allocation which is performed based on facts and circumstances as of the acquisition closing date, and the accounting treatment and valuation of intangible assets that are expected to be acquired. Material changes to any one of the items could result in a significant adjustment from projected diluted EPS.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, risks and uncertainties related to Quest’s proposed acquisition of LifeLabs, including satisfaction of the regulatory and other closing conditions, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in Quest’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and in any of its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For More Information

Quest Diagnostics Contacts: Investors: Shawn Bevec: 973-520-2900 and Media:

Peter Block, Partner, FGS Longview 416-904-2120 or peter.block@fgslongview.com or mediacontact@questdiagnostics.com

OMERS: Vanessa Naughton, Associate Director, Investment Communications, +1-416-356-2827 or media@omers.com

SOURCE Quest Diagnostics